Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Buffered Return Optimization Securities linked to a Basket of Energy Stocks due July 31, 2014	$1,799,740.00	$206.25

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated February 14, 2012)

UBS AG $1,799,740 Buffered Return Optimization Securities

Linked to a Basket of Energy Stocks due July 31, 2014

Investment Description

UBS AG Buffered Return Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS”) linked to an equally weighted basket (the “underlying basket”) of energy stocks (each, a “basket equity”). If the underlying return is positive, UBS will repay your principal amount at maturity plus pay a return equal to 2.00 times the underlying return, up to the maximum gain of 25%. If the underlying return is zero or negative but the underlying basket declines by a percentage equal to or less than the 15% buffer amount, UBS will repay the full principal amount at maturity. However, if the underlying return is negative and the underlying basket declines by a percentage that exceeds the 15% buffer amount, UBS will repay less than the full principal amount at maturity resulting in a loss on your investment that is equal to the percentage decline in the level of the underlying basket in excess of the 15% buffer amount. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose up to 85% of your principal amount if the underlying basket declines by more than 15%. The downside market exposure to the underlying basket is buffered only at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Enhanced Growth Potential: At maturity, the Securities enhance any positive underlying return up to the maximum gain. If the underlying return is negative, investors may be exposed to the negative underlying return at maturity in excess of the buffer amount.

❑

Buffered Downside Market Exposure: If you hold the Securities to maturity and the underlying return is zero or negative, but the underlying basket declines by a percentage equal to or less than the 15% buffer amount, UBS will repay your initial investment in the Securities. However, if the underlying basket declines by a percentage more than the 15% buffer amount, UBS will pay you less than your initial investment, resulting in a loss that is equal to the percentage decline in the underlying basket in excess of the buffer amount. Accordingly, you could lose up to 85% of your initial investment. The downside market exposure to the underlying basket is buffered only at maturity. Any payment on the Securities, including any repayment of your initial investment, is subject to the creditworthiness of UBS.

Key Dates

Trade Date	July 26, 2012
Settlement Date	July 31, 2012
Final Valuation Date*	July 25, 2014
Maturity Date*	July 31, 2014

*	Subject to postponement in the event of a market disruption event. See “Maturity Date” and “Final Valuation Date” under “General Terms of the Securities” in the Buffered Return Optimization Securities product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. UBS IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY. THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING BASKET, SUBJECT TO THE BUFFER AMOUNT, WHICH CAN RESULT IN A LOSS OF UP TO 85% OF YOUR INVESTMENT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-16 OF THE BUFFERED RETURN OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING THE SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

These terms relate to Buffered Return Optimization Securities linked to the performance of an equally weighted basket of energy stocks. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity per Security”. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10.00 per Security, and integral multiples of $10.00 in excess thereof.

Underlying Basket	Basket Weighting of each Basket Equity	Multiplier	Maximum Gain	Maximum Payment at Maturity per Security	Initial Basket Level	Buffer Amount	CUSIP	ISIN
A Basket of 4 Energy Stocks	25.00%	2.00	25%	$12.50	100.00	15%	90268U606	US90268U6064

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms specified in the Buffered Return Optimization Securities (“Buffered ROS”) product supplement relating to the Securities, dated February 14, 2012, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, the Buffered ROS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$10.00	$0.20	$9.80
Total	$1,799,740.00	$35,994.80	$1,763,745.20

UBS Financial Services Inc.	UBS Investment Bank

Pricing Supplement dated July 26, 2012

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities for various securities we may offer, including the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus and the Buffered ROS product supplement if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Product supplement for Buffered Return Optimization Securities dated February 14, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512058925/d283766d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this pricing supplement, “Securities” refer to the Buffered Return Optimization Securities that are offered hereby, unless the context otherwise requires. Also, references to the “Buffered ROS product supplement” mean the UBS product supplement, dated February 14, 2012, and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 5 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of losing up to 85% of your initial investment.

♦

You can tolerate a loss of up to 85% of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying basket, subject to the buffer amount at maturity.

♦	You believe the underlying basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the maximum gain of 25%.

♦	You understand and accept that your potential return is limited to the maximum gain of 25% and you are willing to invest in the Securities based on this maximum gain.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You do not seek current income from your investment.

♦	You are willing to hold the Securities to maturity, a term of approximately 2 years, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of losing up to 85% of your initial investment.

♦	You require an investment designed to guarantee a full return of principal at maturity.

♦

You cannot tolerate a loss of up to 85% of your investment and are unwilling to make an investment that may have the same downside market risk as an investment in the underlying basket, subject to the buffer amount at maturity.

♦

You believe that the level of the underlying basket will decline during the term of the Securities and the final basket level will likely decline below the initial basket level by a percentage that exceeds the buffer amount, or you believe the underlying basket will appreciate over the term of the Securities by more than the maximum gain of 25%.

♦	You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the Securities based on the maximum gain of 25%.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You seek current income from this investment.

♦	You are unable or unwilling to hold the Securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” beginning on page 5 of this pricing supplement and the more detailed “Risk Factors” beginning on PS-16 of the Buffered ROS product supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 2 years.
Underlying Basket	The Securities are linked to an equally weighted basket consisting of the common stocks of Devon Energy Corporation, Halliburton Company, Occidental Petroleum Corporation and Southwestern Energy Corporation (each, a “basket equity”).
Basket Weighting	For each basket equity, 25.00%
Maximum Gain	25%
Multiplier	2.00
Buffer Amount	15%
Payment at Maturity (per Security)

If the underlying return is positive, UBS will pay you an amount in cash per Security equal to:

$10.00 + [$10.00 × the lesser of:

(2.00 x Underlying Return) and (Maximum Gain)]

If the underlying return is zero or negative, but the underlying basket declines by a percentage equal to or less than the buffer amount, UBS will pay you an amount in cash per Security equal to your principal amount:

$10.00

If the underlying return is negative and the underlying basket declines by a percentage that exceeds the buffer amount, UBS will pay you an amount per Security that is less than your principal amount resulting in a loss on your investment that is equal to the negative underlying return in excess of the buffer amount:

$10.00 + [$10.00 x (Underlying Return + Buffer Amount)]

In this case you could lose up to 85% of your principal amount.

Underlying Return	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	100
Final Basket Level

The product of (i) the initial basket level of the underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket equities on the final valuation date. The weighted performance for each basket equity is the equity return for such basket equity multiplied by the basket weighting. Expressed as a formula:

100x[1+(W x ER1)+(W x ER2)+(W X  ER3)+ (W x ER4)]

where “W” equals 25.00%; and “ER” is the respective equity return for each basket equity.

Initial Equity Price	With respect to each basket equity, the closing Level for such basket equity on the trade date, as specified under “Basket Information” on page 10 of this pricing supplement (as may be adjusted in the case of certain adjustment events as described under ‘‘General Terms of the Securities — Antidilution Adjustments’’ in the Buffered ROS product supplement).
Final Equity Price	With respect to each basket equity, the closing price for such basket equity on the final valuation date, as determined by the calculation agent.
Equity Return

With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, calculated as follows:

Final Equity Price – Initial Equity Price

Initial Equity Price

Investment Timeline

Trade date	The initial equity price for each basket equity is observed. The initial basket level and the maximum gain are set.

Maturity Date

The final equity price for each basket equity is observed on the final valuation date and the underlying return and final basket level are calculated.

If the underlying return is positive, UBS will pay you an amount in cash per Security equal to:

$10.00 + [$10.00 × the lesser of:

(2.00 x Underlying Return) and (Maximum Gain)]

If the underlying return is zero or negative, but the underlying basket declines by a percentage equal to or less than the buffer amount, UBS will pay you an amount in cash per Security equal to your principal amount:

$10.00

If the underlying return is negative and the underlying basket declines by a percentage that exceeds the buffer amount, UBS will pay you an amount per Security that is less than your principal amount resulting in a loss on your investment that is equal to the negative underlying return in excess of the buffer amount:

$10.00 + [$10.00 x (Underlying Return + Buffer Amount)]

In this case, you will suffer a loss on your initial investment in an amount equal to the negative underlying return in excess of the buffer amount. Accordingly, you could lose up to 85% of your principal amount.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. THE SECURITIES DO NOT PAY INTEREST. YOU MAY LOSE UP TO 85% OF YOUR PRINCIPAL AMOUNT. THE DOWNSIDE MARKET EXPOSURE TO THE UNDERLYING BASKET IS BUFFERED ONLY AT MATURITY. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF THE ISSUER WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Buffered ROS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

Risk of loss — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily pay the full principal amount of the Securities at maturity. UBS will only repay you the full principal amount of your Securities if the underlying return is equal to or greater than -15% and will only make such payment at maturity. If the underlying return is less than -15%, meaning the underlying basket has declined by a percentage that exceeds the 15% buffer amount, you will lose at least some, and could lose most, of your initial investment in an amount equal to that negative underlying return in excess of the buffer amount. Accordingly, you may lose up to 85% of your initial investment if the underlying basket declines by more than 15%.

♦

Buffered downside market exposure applies only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying basket has appreciated or has depreciated by less than the buffer amount since the trade date.

♦

The multiplier applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the multiplier or the Securities and the return you realize may be less than 2.00 times the underlying return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the multiplier and earn the potential maximum return from UBS only if you hold your Securities to maturity.

♦

Your potential return on the Securities is limited to the maximum gain — The return potential of the Securities is limited to the maximum gain of 25%. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain and your return on the Securities may be less than it would be in a direct investment in the underlying basket equities.

♦	No interest — You will not receive any periodic interest payments on the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

No dividend payments — You will not receive any dividend payments or other distributions on the basket equities (and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities).

♦

Market risk — The price of any basket equity can rise or fall sharply due to factors specific to that basket equity and the issuer of such basket equity, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the issuers of the basket equities with the SEC.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying basket will rise or fall. There can be no assurance that the level of the underlying basket will rise above the initial basket level or that the final basket level will not decline below the initial basket level by a percentage more than the buffer amount. The final basket level will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket equities. You should be willing to accept the risks of owning equities in general and the basket equities in particular, and the risk of losing up to 85% of your initial investment.

♦

There is no affiliation between UBS and the issuers of the basket equities (the “basket equity issuers”), and UBS is not responsible for any disclosure by such issuers — We are not affiliated with the basket equity issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the basket equity issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the basket equities or the basket equity issuers. You, as an investor in the Securities, should make your own investigation into each basket equity and the basket equity issuers. The basket equity issuers are not involved in the Securities offered hereby in any way and have no obligation of any sort with respect to your Securities. The basket equity issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Changes in the prices of the basket equities may offset each other — The Securities are linked to an equally weighted basket comprised of the basket equities. Where the market price of one or more of the basket equities appreciates, the market price of one or more of the other basket equities may not appreciate by the same amount or may even decline. Therefore, in determining the final basket level and the payment at maturity on the Securities, increases in the prices of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other basket equities.

♦

The basket equities that comprise the underlying basket are shares of companies in the energy sector, and adverse conditions in the energy sector may reduce the return on your investment — All of the basket equities are issued by companies whose primary lines of business are directly associated with the energy sector. The profitability and stock prices of energy sector companies are affected by supply and demand both in their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending will likewise affect the performance of energy companies. In addition, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to energy conservation and the success of exploration projects. Weak demand for energy companies’ products or services or for energy products and services in general, as well as negative developments in other areas, would adversely impact the basket equities. As a result of these factors, your investment may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the energy sector.

♦

Owning the Securities is not the same as owning the basket equities — The return on your Securities may not reflect the return you would realize if you actually owned the basket equities. For instance, you will not receive or be entitled to receive any voting rights, dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the basket equities may have.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the basket equities; the price volatility of the basket equities; the dividends paid on the basket equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the basket equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket equities, may adversely affect the level of the underlying basket and, therefore, the market value of the Securities.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting a basket equity, the calculation agent may make adjustments to the initial equity price of such basket equity. However, the calculation agent will not make an adjustment in response to all events that could affect a basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the product supplement as necessary to achieve an equitable result. Following certain corporate events relating to a respective basket equity issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock of a successor to the respective basket equity issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If a basket equity issuer becomes subject to (i) a corporate event whereby the basket equity is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” in the Buffered ROS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the basket equity issuers, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the basket equities to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of $0.20 per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “What Are the Tax Consequences of the Securities” beginning on page 9.

Hypothetical Examples and Return Table of the Securities at Maturity

The examples and tables below illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions:

Investment Term:	Approximately 2 years
Initial Basket Level:	100
Buffer Amount:	15%
Multiplier:	2.00
Maximum Gain:	25.00%
Range of Index Performance:*	75% to -75%

*	The performance range is provided for illustrative purposes only. The actual underlying return may be below -75% and you therefore may lose up to 85% of your investment in the Securities.

Final Basket Level	Underlying Return*	Payment at Maturity	Security Total Return at Maturity
175.00	75.00%	$12.50	25.00%
170.00	70.00%	$12.50	25.00%
165.00	65.00%	$12.50	25.00%
160.00	60.00%	$12.50	25.00%
155.00	55.00%	$12.50	25.00%
150.00	50.00%	$12.50	25.00%
145.00	45.00%	$12.50	25.00%
140.00	40.00%	$12.50	25.00%
135.00	35.00%	$12.50	25.00%
130.00	30.00%	$12.50	25.00%
125.00	25.00%	$12.50	25.00%
120.00	20.00%	$12.50	25.00%
115.00	15.00%	$12.50	25.00%
112.50	12.50%	$12.50	25.00%
110.00	10.00%	$12.00	20.00%
105.00	5.00%	$11.00	10.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
85.00	-15.00%	$10.00	0.00%
80.00	-20.00%	$9.50	-5.00%
75.00	-25.00%	$9.00	-10.00%
70.00	-30.00%	$8.50	-15.00%
65.00	-35.00%	$8.00	-20.00%
60.00	-40.00%	$7.50	-25.00%
55.00	-45.00%	$7.00	-30.00%
50.00	-50.00%	$6.50	-35.00%
45.00	-55.00%	$6.00	-40.00%
40.00	-60.00%	$5.50	-45.00%
35.00	-65.00%	$5.00	-50.00%
30.00	-70.00%	$4.50	-55.00%
25.00	-75.00%	$4.00	-60.00%

Example 1 — On the final valuation date, the underlying basket closes 10% above the initial basket level. Since the underlying return is positive and when multiplied by the multiplier is less than the maximum gain, UBS will pay you 2.00 × the underlying return, or a 20.00% total return, and the payment at maturity per $10.00 principal amount of the Securities will be calculated as follows:

$10.00 + ($10.00 × 2.00 × 10%) = $10.00 + $2.00 = $12.00

Example 2 — On the final valuation date, the underlying basket closes 35% above the initial basket level. Since 2.00 × the underlying return of 35% is more than the maximum gain of 25.00%, UBS will pay you the principal amount plus a return equal to the maximum gain of 25.00%, and the payment at maturity is equal to $12.50 per Security.

Example 3 — On the final valuation date, the underlying basket closes 5% below the initial basket level. Since the underlying return is negative but the 5% decline of the underlying basket is less than the 15% buffer amount, UBS will repay the full principal amount and the payment at maturity is equal to $10.00 per Security.

Example 4 — On the final valuation date, the underlying basket closes 35% below the initial basket level. Since the underlying return is negative and the 35% decline of the underlying basket exceeds the 15% buffer amount by 20%, UBS will pay you less than the full principal amount and the payment at maturity per Security is as follows:

$10.00 + ($10.00 × (-35% + 15%)) = $8.00

Accordingly, if the underlying return is less than -15%, meaning the underlying basket declines by more than 15%, UBS will pay you less than the full principal amount resulting in a loss on your investment that is equal to the negative underlying return in excess of the buffer amount. You may lose up to 85% of your principal.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the Buffered ROS product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying basket. If your Securities are so treated, you should generally recognize long-term capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-50 of the product supplement.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the Buffered ROS product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Recent Legislation

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-United States Holders

If you are not a United States holder, except as noted below you will generally not be subject to United States withholding tax with respect to payments on your Securities and you may not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status. Gain from the sale or exchange of a Security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on payments on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If finalized in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2013 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

Basket Information

All disclosures contained in this pricing supplement regarding each basket equity are derived from publicly available information. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding each basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to each basket equity.

Included on the following pages is a brief description of the issuers of the respective basket equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2008, 2009, 2010, 2011 and the first and second calendar quarters of 2012. Partial data is provided for the third calendar quarter of 2012. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act or the Investment Company Act of 1940 (the “Investment Company Act”) can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Basket Equities

The following table lists the basket equities and the corresponding basket weighting and initial equity price of each basket equity. Each of the basket equity issuers faces its own business risks and other competitive factors. All of those factors may affect the underlying return and, consequently, the amount payable on your Security, if any, at maturity.

Basket Equity	Initial Equity Price	Basket Weighting
Devon Energy Corporation	$57.95	25.00%
Halliburton Company	$32.56	25.00%
Occidental Petroleum Corporation	$87.32	25.00%
Southwestern Energy Corporation	$32.83	25.00%

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation (“Devon Energy”) is an independent energy company engaged in exploration, development and production of oil and natural gas. Devon Energy’s operations are concentrated in various North American onshore areas in the United States and Canada. Devon Energy’s operating segments are defined primarily by geographic areas and are all primarily engaged in oil and gas producing activities. Devon Energy also has marketing and midstream operations primarily in North America. In addition, it constructs and operates pipelines, storage and treating facilities and natural gas processing plants. These midstream facilities are used to transport oil, gas, and natural gas liquids and process natural gas. Information filed by Devon Energy with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32318, or its CIK Code: 0001090012. Devon Energy’s website is http://www.devonenergy.com. Devon Energy’s common stock is listed on the New York Stock Exchange under the ticker symbol “DVN.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Devon Energy’s common stock, based on the daily closing prices on the primary exchange for Devon Energy. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Devon Energy on July 26, 2012 was $57.95. The historical performance of the basket equity should not be taken as indication of the future performance of the basket equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$107.59	$79.29	$104.33
4/1/2008	6/30/2008	$124.36	$104.01	$120.16
7/1/2008	9/30/2008	$123.00	$87.33	$91.20
10/1/2008	12/31/2008	$89.54	$59.50	$65.71
1/2/2009	3/31/2009	$70.98	$38.84	$44.69
4/1/2009	6/30/2009	$66.45	$46.32	$54.50
7/1/2009	9/30/2009	$72.21	$49.86	$67.33
10/1/2009	12/31/2009	$74.20	$63.46	$73.50
1/4/2010	3/31/2010	$76.65	$62.93	$64.43
4/1/2010	6/30/2010	$70.13	$60.29	$60.92
7/1/2010	9/30/2010	$65.68	$59.79	$64.74
10/1/2010	12/31/2010	$78.51	$64.35	$78.51
1/3/2011	3/31/2011	$93.10	$78.20	$91.77
4/1/2011	6/30/2011	$92.00	$76.02	$78.81
7/1/2011	9/30/2011	$84.35	$55.37	$55.44
10/3/2011	12/30/2011	$69.37	$53.34	$62.00
1/3/2012	3/30/2012	$75.81	$63.10	$71.12
4/2/2012	6/29/2012	$72.33	$54.32	$57.99
7/2/2012*	7/26/2012*	$58.99	$54.65	$57.95

*	As of the date of this pricing supplement, available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through July 26, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of Devon Energy’s common stock from October 12, 2004 through July 26, 2012, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Halliburton Company

According to publicly available information, Halliburton Company (“Halliburton”) provides a variety of services and products to customers in the energy industry related to the exploration, development, and production of oil and natural gas. Halliburton serves oil and natural gas companies worldwide and operates under two segments: the Completion and Production segment and the Drilling and Evaluation segment. The Completion and Production segment delivers cementing, stimulation, intervention pressure control, and completion services. The segment consists of production enhancement services, completion tools and services, cementing services, and Boots & Coots, a pressure control service. Halliburton’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation and precise wellbore placement services. The segment consists of fluid services, drilling services, drill bits, wireline and perforating services, testing and subsea, software and asset solutions and integrated project management services. The business operations of its divisions are organized in four primary geographic regions: North America, Latin America, Europe/Africa/CIS and Middle East/Asia. Information filed by Halliburton with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03492, or its CIK Code: 0000045012. Halliburton’s website is http://www.halliburton.com. Halliburton’s common stock is listed on the New York Stock Exchange under the ticker symbol “HAL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Halliburton’s common stock, based on the daily closing prices on the primary exchange for Halliburton. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Halliburton on July 26, 2012 was $32.56. The historical performance of the basket equity should not be taken as indication of the future performance of the basket equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$39.33	$31.75	$39.33
4/1/2008	6/30/2008	$53.07	$39.42	$53.07
7/1/2008	9/30/2008	$53.91	$30.29	$32.39
10/1/2008	12/31/2008	$30.32	$13.46	$18.18
1/2/2009	3/31/2009	$21.16	$14.78	$15.47
4/1/2009	6/30/2009	$24.33	$15.55	$20.70
7/1/2009	9/30/2009	$28.32	$18.72	$27.12
10/1/2009	12/31/2009	$31.75	$25.74	$30.09
1/4/2010	3/31/2010	$34.60	$28.10	$30.13
4/1/2010	6/30/2010	$34.96	$21.15	$24.55
7/1/2010	9/30/2010	$33.40	$24.98	$33.07
10/1/2010	12/31/2010	$41.15	$31.40	$40.83
1/3/2011	3/31/2011	$49.84	$38.17	$49.84
4/1/2011	6/30/2011	$51.00	$45.33	$51.00
7/1/2011	9/30/2011	$57.27	$30.52	$30.52
10/3/2011	12/30/2011	$39.13	$28.68	$34.51
1/3/2012	3/30/2012	$38.51	$32.48	$33.19
4/2/2012	6/29/2012	$35.03	$26.70	$28.39
7/2/2012*	7/26/2012*	$32.56	$28.36	$32.56

*	As of the date of this pricing supplement, available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through July 26, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of Halliburton’s common stock from January 3, 2000 through July 26, 2012, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Occidental Petroleum Corporation

According to publicly available information, Occidental Petroleum Corporation (“Occidental”) is an international oil and gas exploration and production company. Occidental conducts its operations, through various oil and gas, chemical, midstream, marketing and other subsidiaries, and affiliates. Occidental operates in three business segments: Oil and Gas segment, Chemical segment and Midstream, Marketing and Other segment. The Oil and Gas segment explores for, develops, produces and markets crude oil, natural gas liquids (“NGLs”) and condensate and natural gas. The Chemical segment (OxyChem) manufactures and markets basic chemicals, vinyls and other chemicals. The Midstream, Marketing and Other segment gathers, treats, processes, transports, stores, trades and markets crude oil, natural gas, NGLs, condensate and carbon dioxide and generates and markets power. Information filed by Occidental with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09210, or its CIK Code: 0000797468. Occidental’s website is http://www.oxy.com. Occidental’s common stock is listed on the New York Stock Exchange under ticker symbol “OXY.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Occidental’s common stock, based on the daily closing prices on the primary exchange for Occidental. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Occidental on July 26, 2012 was $87.32. The historical performance of the basket equity should not be taken as indication of the future performance of the basket equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$80.51	$64.53	$73.17
4/1/2008	6/30/2008	$97.85	$74.88	$89.86
7/1/2008	9/30/2008	$91.44	$65.00	$70.45
10/1/2008	12/31/2008	$67.42	$40.72	$59.99
1/2/2009	3/31/2009	$62.16	$47.56	$55.65
4/1/2009	6/30/2009	$70.63	$54.77	$65.81
7/1/2009	9/30/2009	$79.15	$59.57	$78.40
10/1/2009	12/31/2009	$84.48	$74.33	$81.35
1/4/2010	3/31/2010	$84.54	$76.01	$84.54
4/1/2010	6/30/2010	$89.99	$77.15	$77.15
7/1/2010	9/30/2010	$82.92	$72.23	$78.30
10/1/2010	12/31/2010	$99.03	$78.63	$98.10
1/3/2011	3/31/2011	$107.37	$93.81	$104.49
4/1/2011	6/30/2011	$115.74	$96.89	$104.04
7/1/2011	9/30/2011	$108.08	$71.50	$71.50
10/3/2011	12/30/2011	$101.29	$68.58	$93.70
1/3/2012	3/30/2012	$105.46	$94.43	$95.23
4/2/2012	6/29/2012	$97.48	$77.33	$85.77
7/2/2012*	7/26/2012*	$88.04	$83.24	$87.32

*	As of the date of this pricing supplement, available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through July 26, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of Occidental’s common stock from January 3, 2000 through July 26, 2012, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Southwestern Energy Corporation

According to publicly available information, Southwestern Energy Company (“Southwestern”) is an independent energy company engaged in natural gas and oil exploration, development and production. Southwestern primary business is the exploration for and production of natural gas and oil, with its current operations being focused within the United States on development of an unconventional gas reservoir located on the Arkansas side of the Arkoma Basin, which it refers to as the Fayetteville Shale play. It is also engaged in exploration and production activities in Texas, Pennsylvania and Oklahoma. Southwestern conducts its exploration and production operations through its wholly owned subsidiaries, SEECO, Inc. (SEECO), Southwestern Energy Production Company (SEPCO) and SWN Resources Canada, Inc. Information filed by Southwestern with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08246, or its CIK Code: 0000007332. Southwestern’s website is http://www.swn.com. Southwestern’s common stock is listed on the New York Stock Exchange under the ticker symbol “SWN.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Southwestern’s common stock, based on the daily closing prices on the primary exchange for Southwestern. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Southwestern on July 26, 2012 was $32.83. The historical performance of the basket equity should not be taken as indication of the future performance of the basket equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$34.07	$24.82	$33.69
4/1/2008	6/30/2008	$48.69	$33.77	$47.61
7/1/2008	9/30/2008	$48.53	$27.91	$30.54
10/1/2008	12/31/2008	$37.22	$20.81	$28.97
1/2/2009	3/31/2009	$34.14	$25.99	$29.69
4/1/2009	6/30/2009	$45.65	$30.01	$38.85
7/1/2009	9/30/2009	$45.08	$35.39	$42.68
10/1/2009	12/31/2009	$50.62	$40.28	$48.20
1/4/2010	3/31/2010	$51.65	$37.70	$40.72
4/1/2010	6/30/2010	$44.99	$35.86	$38.64
7/1/2010	9/30/2010	$38.83	$31.44	$33.44
10/1/2010	12/31/2010	$38.45	$32.73	$37.43
1/3/2011	3/31/2011	$43.49	$36.12	$42.97
4/1/2011	6/30/2011	$43.86	$38.02	$42.88
7/1/2011	9/30/2011	$49.00	$33.33	$33.33
10/3/2011	12/30/2011	$44.21	$31.94	$31.94
1/3/2012	3/30/2012	$35.60	$29.06	$30.60
4/2/2012	6/29/2012	$32.46	$25.82	$31.93
7/2/2012*	7/26/2012*	$32.83	$30.98	$32.83

*	As of the date of this pricing supplement, available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through July 26, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of Southwestern’s common stock from January 3, 2000 through July 26, 2012, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

♦

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

♦

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦

Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.